UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 28, 2006

Date of report (Date of earliest event reported)

ConAgra Foods, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-7275	47-0248710
(Commission File Number)	(IRS Employer Identification No.)

One ConAgra Drive
Omaha, NE	68102
(Address of Principal Executive Offices)	(Zip Code)

(402) 595-4000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 28, 2006, the Board of Directors of ConAgra Foods, Inc. approved annual compensation of $500,000 for non-executive Chairman Steven Goldstone. The level of compensation was recommended by the Board’s Human Resources Committee (the “Committee”). Mr. Goldstone will receive no cash compensation, as the Committee determined to pay Mr. Goldstone the entirety of his designated compensation in options to acquire common stock of the Company. The Committee believes compensating Mr. Goldstone entirely in options closely aligns Mr. Goldstone’s interests with those of the shareholders. Mr. Goldstone is precluded from making open-market sales of the shares underlying those options until he ceases to be a director.

The total number of options granted to Mr. Goldstone by the Committee (81,168) was determined based on the Black-Scholes value (using assumptions consistent with those required by GAAP) of a stock option for a non-employee director of the Company as of the close of trading on the NYSE on September 28, 2006. The options have an exercise price of $24.54 per share, which is the closing market price of the Company’s common stock on September 28, 2006 (the date of grant), and expire ten years from the date of grant. A copy of the form of stock option agreement used to grant Mr. Goldstone’s options is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)      The previously announced resignation from the Board of Directors of Mr. Howard Buffett became effective on September 28, 2006. In addition, the previously announced departure of Mr. Frank Sklarsky, Executive Vice President and Chief Financial Officer of the Company, will be effective on October 6, 2006. The information reported in Item 5.02(d) is incorporated herein by reference.

(c)           Mr. John F. Gehring, age 45, the Company’s Senior Vice President and Controller, has been named acting Chief Financial Officer, effective October 7, 2006, while the Company performs its search for Mr. Sklarsky’s replacement. Mr. Gehring joined the Company in 2002 as Vice President of Internal Audit and became Senior Vice President in 2003. In July 2004, Mr. Gehring was named Senior Vice President and Controller. Prior to joining the Company, Mr. Gehring was a partner at Ernst & Young LLP (an accounting firm) from 1997 to 2001. Mr. Gehring is party to a change in control agreement with the Company, a description of which can be found in the Company’s proxy statement for its 2006 annual meeting of shareholders, filed with the Securities and Exchange Commission (the “Commission”) on August 18, 2006, and a copy of which has been previously filed with the Commission.

(d)          Notwithstanding the Board’s ongoing declassification, which will be complete at the Company’s annual shareholders’ meeting in September 2008, the Company’s Restated Certificate of Incorporation and Bylaws require its three classes to contain, as nearly as possible, the same number of directors. In connection with Mr. Buffett’s departure from the Board, an unequal distribution of directors among the Board’s existing classes was created; the Class whose term expired in 2006 contained four members, the Class whose term expires in 2007 (the “2007 Class”) contained 5 members, and the Class whose term expires in 2008 (of which Mr. Buffett had been a member, the “2008 Class”)) contained 3 members. To equalize the classes in accordance with the Company’s constituent documents, effective upon the completion of the meeting of the Board of Directors held September 28, 2006, Mr. Steven Butler resigned from the 2007 Class and was appointed by the Board to the 2008 Class. The Board also eliminated the vacancy created in the 2007 Class. The Board’s classes are now each comprised of four members. Mr. Butler continues to serve as Chair of the Board’s Audit Committee and a member of its Executive Committee.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 28, 2006, the Board of Directors approved an amendment to the Company bylaws. The bylaw amendment updates the Boards’ processes related to the appointment of Company officers and aligns those processes with the Company’s new organizational structure. As amended, the Board remains responsible for appointing the Company’s executive officers, Corporate Secretary and Treasurer, as well as such additional officer positions as it deems appropriate. The Company’s Chief Executive Officer has been given the authority to appoint other officers.

A copy of the amendment of the bylaws is attached as Exhibit 3.1 and incorporated herein by this reference. A full restatement of the bylaws will be filed with the Company’s next Form 10-Q.

Item 8.01 Other Events

On September 28, 2006, the Board of Directors lowered the mandatory retirement age of directors by amending the Company’s Corporate Governance Principles to provide that no director may be nominated to a new term if he or she would be over age 72 at the time of election.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amendments to Bylaws

10.1	Form of Stock Option Agreement for Non-Employee Directors (ConAgra Foods 2006 Stock Plan)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONAGRA FOODS, INC.

Date: October 3, 2006	By: /s/ Colleen Batcheler
Name: Colleen Batcheler
Title: Vice President, Chief Securities
Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description	Page No.

3.1	Amendments to Bylaws

10.1	Form of Stock Option Agreement for Non-Employee Directors (ConAgra Foods 2006 Stock Plan)